- As Amended February 14, 1995 -
                                                - Effective May 18, 1995 -



                                       BYLAWS

                                          OF

                                   SOUTHDOWN, INC.


                                      ARTICLE I

                                     Shareholders

          Section 1 - Place of Holding Meetings

          All meetings of the shareholders shall be held at the principal business office of the corporation in New Orleans, Louisiana, or at such other place as may be specified in the notice of the meeting.

          Section 2 - Annual Election of Directors

          An annual meeting of shareholders for the election of directors shall be held in each calendar year on such date as the board of directors may determine but not later than 18 months after the date of the annual meeting held the preceding year, at such time as may be specified in the notice of the meeting.

          Section 3 - Voting

          (a) On demand of any shareholder, the vote for directors, or on any questions before a meeting, shall be by ballot. All elections shall be had by plurality, and all questions decided by majority, of the votes cast, except as otherwise provided by the articles or by law.

          (b) At each meeting of shareholders, a list of the shareholders entitled to vote, arranged alphabetically and certified by the transfer agent, showing the number and class of shares held by each such shareholder on the record date for the m e e t ing, shall be produced on the request of any shareholder.

          (c)  The  date  and  time  of  the opening and the closing of the polls for each matter on which the shareholders will vote at any  meeting  of  the shareholders shall be announced at the
               meeting  by  the  chairman  of  the  meeting.   The Board of
               Directors of the corporation (or any committee designated by it  for  that  purpose) may, to the extent not prohibited by
               law,   adopt  by  resolution  such  rules,  regulations  and
               procedures for the conduct of any meeting of shareholders as





               it may deem appropriate or convenient. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors or any such committee, the chairman of any meeting has the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the chairman, are appropriate or convenient for the conduct of any meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or any such committee or prescribed by the chairman of any meeting, may, to the extent not p r o hibited by law, include, without limitation, establishment of the following: (1) an agenda or order of business for the meeting; (2) rules, regulations and procedures for maintaining order at the meeting and the safety of those present; (3) limitations on attendance at or participation in the meeting to shareholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (4) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (5) limitations on the time allotted to questions or comments by participants at the meeting. Unless, and to the extent, determined by the Board of Directors, by a duly appointed committee or by the chairman of the meeting, meetings of shareholders are not required to be held in accordance with the rules of parliamentary procedure.

          Section 4 - Quorum

          Except as provided herein, any number of shareholders, together holding at least a majority of the outstanding shares entitled to vote thereat, who are present in person or represented by proxy at the meeting, constitute a quorum for the transaction of business despite the subsequent withdrawal or refusal to vote of any shareholder. If notice of any meeting is mailed to the shareholders entitled to vote at the meeting, stating the purpose or purposes of the meeting and that the previous meeting failed for lack of a quorum, then any number shareholders, present in person or represented by proxy and together holding at least one-fourth of the outstanding shares entitled to vote thereat, constitute a quorum at such meeting.

          Section 5 - Adjournment of Meeting

          If less than a quorum is in attendance at any time for which a meeting is called, the meeting may be adjourned by a majority in interest of the shareholders present or represented and entitled to vote thereat.

          Section 6 - Special Meeting:  How Called

          Special Meetings of the shareholders for any purpose or purposes may be called in the manner set forth in the Restated Articles of Incorporation.






          Section 7 - Notice of Shareholders' Meetings

          Written or printed notice, stating the place and time of any meeting, and, if a special meeting, the general nature of the business to be considered, shall be given to each shareholder entitled to vote thereat, at his last known address, at least ten days before the meeting.

          Section 8 - Form of Proxies

          Without limiting the manner in which a shareholder may authorize another person or persons to act for him as proxy, the following shall constitute a valid means by which a shareholder may grant such authority:

          (a) A shareholder may execute a writing authorizing another person or persons to act for him or her as proxy. Execution may be accomplished by the shareholder or his or her authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

          (b) Any copy, facsimile telecommunication or other reliable reproduction of the writing created under subsection (a) of this section 8 may be substituted or used in place of the original writing for any and all purposes for which the original writing could be used, including filing with the secretary of the corporation at or before the meeting, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing.


                                      ARTICLE II

                                      Directors

          Section 1 - Number of Directors

          The number of directors is eleven (11); provided, that the number of directors shall be increased automaticially (i) by two directors for such period as the holders of Preferred Stock, $.70 Cumulation Convertible Series A shall be entitled to elect two
          (2) directors of the corporation and (ii) by two (2) directors for such period as the holders of Preferred Stock, $3.75 Convertible Exchangeable Series B shall be entitled to elect two
          (2)  directors  of  the corporation, in each case as set forth in
          Article III of the Restated Articles of Incorporation, as amended.







          Section 2 - Place of Holding Meetings

          Meetings of the directors, regular or special, may be held at any place, within or outside Louisiana, as the board may determine.

          Section 3 - Meeting After Annual Meeting

          A meeting of the Board of Directors shall be held immediately following the annual meeting of shareholders, and no notice of such meeting shall be necessary to the directors, whether or not newly elected, in order legally to constitute the meeting, provided a quorum is present; or they may meet at such time and place as fixed by the consent in writing of all of the directors, or by notice given by the majority of the remaining directors. At such meeting, or at any subsequent meeting called for the p u r pose, the directors shall elect the officers of the corporation.

          Section 4 - Regular Directors' Meeting

          Any regular meeting of the directors may be held without notice, if a calendar of regular meeting dates including the date of such meeting has been established by the directors at least two weeks prior to such meeting, at the principal business office of the corporation or at any other location specified in such calendar of regular meeting dates. Any regular meeting of the directors may be held in the absence of establishment of such calendar of regular meeting dates, or at a location other than the principal business office of the corporation or location specified in such calendar, by the given notice as required for special directors' meetings. Any proposed agenda for such regular meetings shall not be exclusive of other matters properly brought before the meeting.

          Section 5 - Special Directors' Meeting:  How Called

          Special meetings of the directors may be called at any time by the board of directors or by the executive committee, if one be constituted, by the chairman of the board of directors, or by the president, or in writing, with or without a meeting, by a majority of the directors or of the members of the executive committee. Special meetings may be held at such place or places within or outside Louisiana as may be designated by the person or persons calling the meeting.

          Section 6 - Notice of Special Directors' Meetings

          Notice of the place and time of every special meeting of the board of directors (and of the first meeting of the newly-elected board, if held on notice) (i) if given by telephone or telegraph shall be delivered to each director at his residence or usual place of business at least 3 days before the date of the meeting,






          and (ii) if given by a means other than telephone or telegraph shall be sent to each director at his residence or usual place of business at least 5 days before the date of the meeting. Any proposed agenda or statement of purpose or purposes for a special meeting of directors shall not be exclusive of other matters properly brought before the meeting.

          Section 7 - Quorum

          At all meetings of the board, a majority of the directors in office constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of
          Directors, unless the concurrence of a greater proportion is required for such action by law, the articles of the bylaws. If a quorum is not present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. If a quorum be present, the directors present may continue to act by vote of a majority of a quorum until adjournment, notwithstanding the subsequent withdrawal of enough directors to leave less than a quorum or the refusal of any directors present to vote.

          Section 8 - Remuneration to Directors

          Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board, expenses of attendance, if any, and except as to salaried officers or employees of the corporation or an affiliated company, a fixed fee for the performance of their duties as directors, as may be determined from time to time by resolution of the Board, may be allowed to directors, but this Section does not preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

          Section 9 - Powers of Directors

          The board of directors has the management of the business of the corporation, and subject to any restrictions imposed by law, the articles or these bylaws, may exercise all the powers of the corporation. Without prejudice to such general powers, the directors have the following specific powers:

          (a) From time to time, to devolve the powers and duties of any officer upon any other person for the time being.

          (b) To confer upon any officer the power to appoint, remove and suspend, and fix and change the compensation of, subordinated officers, agents and factors.








          (c)  To determine who shall be entitled to vote, or to assign and
          transfer   any  shares  of  stock,  bonds,  debentures  or  other
          securities of other corporations held by this corporation.

          (d) To delegate any of the powers of the board to any standing or special committee or to any officer or agent (with power to sub-delegate) upon such terms as they deem fit.

          Section 10 - Resignations

          The resignation of a director shall take effect on receipt thereof by the president or secretary, or on any later, date, not more than thirty days after such receipt, specified therein.

          Section 11 - Term of Office

          Each director of the corporation shall hold office for the full term of office to whom he shall have been elected and until his successor shall have been elected and shall qualify, or until his death, resignation or removal.

          Section 12 - Participation in Meetings

          Directors may participate in and be present at any meeting of the board by means of conference telephone or similar communications equipment if all persons participating in such meeting can hear and communicate with each other.

          Section 13 - Chairman of the Board

          The board of directors shall elect one of its members to be chairman of the board, to serve in such capacity at the pleasure of the board. In his capacity as chairman of the board, he shall not be an officer of the corporation. The chairman of the board shall preside at meetings of the board of directors and shareholders and perform such other duties as from time to time may be assigned to him by the board.

          Section 14 - Vice Chairman of the Board

          The board of directors may elect one of its members to be vice chairman of the board to serve in such capacity at the pleasure of the board. In his capacity as vice chairman of the board, he shall not be an officer of the corporation. In the absence of the chairman of the board, the vice chairman of the board shall preside at meetings of the board of directors and shareholders and perform such other duties as from time to time may be assigned to him by the board.

          Section 15 - Eligibility








          No person shall be eligible for election or reelection as a director after having attained the age of seventy prior to or on the day of election or reelection. Effective January 1, 1996, a director who attains the age of seventy during his or her term of office shall be eligible to serve only until the annual meeting of shareholders of the corporation next following such director seventieth birthday, at which meeting the shareholders of the corporation shall elect such director's successor in accordance with Article I of these bylaws.


                                     ARTICLE III

                                      Committees

          Section 1 - Executive Committee

          The board may appoint an executive committee, which, when the board is not in session, to the full extent of the powers of the board shall have and may exercise the powers of the board in the management of the business and affairs of the corporation and may have power to authorize the seal of the corporation to be affixed to documents, provided that the executive committee shall not have the power to make or alter bylaws, fill vacancies on the board or the executive committee, or change the membership of the executive committee.

          Section 2 - Minutes of Meeting of Committees

          Any committees designated by the board shall keep regular minutes of their proceedings, and shall report the same to the board when required, but no approval by the board of any action properly taken by a committee shall be required.

          Section 3 - Procedure

          If the Board fails to designate the chairman of a committee, the Chairman of the Board, if a member, shall be Chairman. Each committee shall meet at such times as it shall determine, and at any time on call of the chairman. A majority of a committee constitutes a quorum, and the committee may take action by vote of a majority of the members present at any meeting at which there is a quorum. The Board has power to change the members of any committee at any time, to fill vacancies, and to discharge any committee at any time.

          Section 4 - Participation in Meetings

          Members of a committee may participate in and be present at any meeting of the committee by means of conference telephone or similar communications equipment if all person participating in such meeting can hear and communicate with each other.







                                      ARTICLE IV

                                       Officers

          Section 1 - Titles

          The officers of the corporation shall be a president, one or more v i ce-presidents, a treasurer, a secretary and such other officers, including a chief executive officer and chief operating officer, as may, from time to time, be elected or appointed by the board or appointed by the president. Any two offices may be combined in the same person, provided that no person holding more than one office may sign, in more than one capacity, any certificate or other instrument required by law to be signed by two officers. No officer need be a director.

          Section 2 - President

          The president shall be the chief executive officer of the corporation. Subject to the direction of the board of directors, he shall have the responsibility for the management and control of the business and affairs of the corporation; he shall see that all orders and resolutions of the board are carried into effect and direct the other officers in the performance of their duties; and he shall perform all duties and have all powers that are commonly incident to the office of chief executive or that are assigned to him by the board of directors. In the absence of the chairman of the board and the vice chairman of the board, he shall preside at shareholders' meetings and at directors' meetings.

          Section 3 - Vice Presidents

          Each vice president shall have such powers, and shall perform such duties, as shall be assigned to him by the directors, by the chairman of the board, or by the president, and, in the order determined by the board, shall, in the absence or disability of the chairman and president, perform their duties and exercise their powers.

          Section 4 - Treasurer

          The treasurer has custody of all funds, securities, evidences of indebtedness and other valuable documents of the corporation. He shall receive and give, or cause to be given, receipts and acquittances of moneys paid in on account of the corporation, and shall pay out of the funds on hand all just debts of the corporation of whatever nature, when due. He shall enter, or cause to be entered, in books of the corporation to be kept for that purpose, full and accurate accounts of all moneys received and paid out on account of the corporation, and, whenever






          required by the president or the directors, he shall render a statement of his accounts. He shall keep or cause to be kept such books as will show a true record of the expenses, gains, losses, assets and liabilities of the corporation; and he shall perform all of the other duties incident to the office of treasurer. If required by the board, he shall give the corporation a bond for the faithful discharge of his duties and for restoration to the corporation, upon termination of his tenure, of all property of the corporation under his control.

          Section 5 - Secretary

          The secretary shall give, or cause to be given, notice of all meetings of shareholders, directors and committees, and all other notices required by law or by these bylaws, and in case of his absence or refusal or neglect so to do, any such notice may be given by the shareholders or directors upon whose request the meeting is called as provided in these bylaws. He shall record all of the proceedings of the meetings of the shareholders, of the directors, and of committees in a book to be kept for that purpose. Except as otherwise determined by the directors, he has charge of the original stock books, transfer books and stock ledgers, and shall act as transfer agent in respect of the stock and other securities issued by the corporation. He has custody of the seal of the corporation, and shall affix it to all instruments requiring it; and he shall perform such other duties as may be assigned to him by the directors, the chairman of the board of directors, or the president.

          Section 6 - Assistants

          Assistant secretaries or treasurers shall have such duties as may be assigned to them by the directors, by the chairman of the board, or by the president, and as may be delegated to them by the secretary and treasurer respectively.


                                      ARTICLE V

                                    Capital Stock

          Section 1 - Certificates of Stock

          Certificates of Stock, numbered and with the seal of the corporation affixed or imprinted, signed by the Chairman of the Board of Directors, or the President or Vice President, and the Treasurer or Secretary, shall be issued to each shareholder, certifying the number of shares owned by him in the corporation. Where such certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile.






          Section 2 - Lost Certificates

          A new certificate of stock may be issued in place of any certificate theretofore issued by the corporation, alleged to have been lost, stolen, mutilated or destroyed or mailed and not received, and the directors may in their discretion require the owner of the replaced certificate to give the corporation a bond, unlimited as to stated amount, to indemnify the corporation against any claim which may be made against it on account of the replacement of the certificate or any payment made or other action taken in respect thereof.

          Section 3 - Transfer of Shares

          Shares of stock of the corporation are transferrable only on its books, by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer, the old certificate shall be surrendered to the person in charge of the stock transfer records, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer, and whenever a transfer is made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer. The board may make regulations concerning the transfer of shares, and may in their discretion authorize the transfer of shares from the names of deceased persons whose estates are not administered, upon receipt of such indemnity as they may require.

          Section 4 - Record Dates

          The board may fix a record date for determining shareholders of record for any purpose, such date to be not more than sixty days and, if fixed for the purpose of determining shareholders entitled to notice of and to vote at a meeting, not less than ten days, prior to the date of the action for which the date is fixed.

          Section 5 - Transfer Agents, Registrars

          The board may appoint and remove one or more transfer agents and registrars for any stock. If such appointments are made, the t r ansfer agents shall effect original issuances of stock certificate and transfers of shares, record and advise the corporation  and  one  another  of  such issuances and transfers, countersign and deliver stock certificates, and keep the stock, transfer and other pertinent records; and the registrars shall prevent over-issues by registering and countersigning all stock certificates issued. A transfer agent and registrar may be identical.


                                      ARTICLE VI






                               Miscellaneous Provisions

          Section 1 - Corporation Seal

          The Corporate seal is circular in form, and contains the name of the corporation and the words "SEAL, LOUISIANA". The seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or otherwise reproduced.

          Section 2 - Checks, Drafts, Notes

          All checks, drafts, other orders for the payment of money, and notes or other evidences of indebtedness, issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall, from time to time, be determined by the board.

          Section 3 - Fiscal Year

          The fiscal year of the corporation begins on January 1.

          Section 4 - Notice

          Whenever any notice is required by these bylaws to be given, personal notice is not meant unless expressly so stated; any notice is sufficient if given by depositing the same in a mail receptacle in a sealed post-paid envelope addressed to the person entitled thereto at his last known address as it appears on the records of the corporation; and such notice is deemed to have been given on the day of such mailing.

          Section 5 - Waiver of Notice

          Whenever any notice of the time, place or purpose of any meeting of shareholders, directors or committee is required by law, the articles or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting before or after the holding thereof, or actual attendance at the meeting of shareholders in person or by proxy or at the meeting of directors or committee in person, is equivalent to the giving of such notice except as otherwise provided by law.

          Section 6 - Indemnification of officers, directors, employees, and agents

          (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or






               is or was serving at the request of the corporation as a director, officer, employee or agent of another business, foreign or nonprofit corporation, partnership, joint venture or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. However, in case of actions by or in the right of the corporation, the indemnity shall be limited to expenses, including attorneys' fees and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the action to conclusion, actually and reasonably incurred in connection with the defense or settlement of such action and no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals
               t h e refrom, to be liable for willful or intentional misconduct in the performance of his duty to the corporation unless and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, or itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) In any event, a director, officer, employee or agent of the corporation who has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (c) Any indemnification under subsection (a) of this Section, unless ordered by the Court shall be made by the corporation only as authorized in a specific case upon a determination that the applicable standard of conduct has been met. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if






               such a quorum is not obtainable and the board of directors so directs, by independent legal counsel or (3) by the shareholders.

          (d) Expenses incurred in defending such an action, suit or proceeding may be paid by the corporation in advance of the final disposition thereof if authorized by the board of directors, without regard to whether participating members thereof are parties to such action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section.

          (e) The indemnification and advancement of expenses provided by or granted pursuant to the other subsections of this Section shall not be deemed exclusive of any other rights to which the person indemnified or obtaining advancement of expenses i s e n titled under any agreement, authorization of shareholders or directors, regardless of whether directors authorizing such indemnification are beneficiaries thereof, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs and legal representative; however, no s u c h other indemnification measure shall permit indemnification of any person for the results of such person's willful or intentional misconduct.

          (f) The corporation shall have power to procure or maintain insurance or other similar arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of a n o t her business, nonprofit or foreign corporation, partnership, joint venture or other enterprise against any liability asserted against or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Section. Without limiting the power of the corporation to procure or maintain any other kind of insurance or similar arrangement, the corporation may create a trust fund or other form of self-insurance arrangement for the benefit of persons indemnified by the corporation and may procure or maintain such insurance with any insurer deemed appropriate by the board of directors regardless of whether all or part of the stock or other securities thereof are owned in whole or part by the corporation. In the absence of actual fraud, the judgment of the board of directors as to the terms and






               conditions of such insurance or self-insurance arrangement a n d t he identity of the insurer or other person participating in a self-insurance arrangement shall be conclusive, and such arrangements for insurance shall not be subject to voidability and shall not subject the directors approving such arrangement to liability, on any ground, regardless of whether directors participating in approving such insurance arrangements shall be beneficiaries thereof. The provisions of the Insurance Code (Title 22 of the
               Revised Statutes) will not apply to any wholly-owned subsidiary of this corporation if it issues contracts of insurance only as permitted by this subsection for coverage of a person who is or was a director, officer, employee, or agent of this corporation, or who is or was serving at the r e quest of this corporation as a director, officer, employee, or agent of another business, nonprofit or foreign corporation, partnership, joint venture, or other enterprise, which contracts of insurance for such directors, officers, employees, or agents may be issued by such wholly-owned subsidiary without compliance with the provisions of the Insurance Code.

          Section 7 - Redemption of Control Shares

          In accordance with Section 140.1 of the Louisiana Business Corporation Law, the Company may redeem any or all control shares acquired in a control share acquisition with respect to which either:

               (a) no acquiring person statement has been filed with the Company in accordance with Section 137 of the Louisiana Business Corporation Law; or

               (b) the control shares are not accorded full voting rights by the shareholders of the Company as provided in Section 140 of the Louisiana Business Corporation Law.

          A redemption pursuant to subparagraph (a) hereof may be made at any time during the period ending sixty (60) days after the last acquisition of control shares by an acquiring person. A redemption pursuant to subparagraph (b) hereof may be made at any time during the period ending two (2) years after the shareholder vote with respect to the voting rights of such control shares. Any redemption pursuant to this Paragraph shall be made at the fair value of the control shares and pursuant to such procedures as may be adopted by resolution of the Board of Directors of the Company.


                                     ARTICLE VII







                                      Amendments

          Except as otherwise provided in the Restated Articles of Incorporation, the shareholders or the directors, by affirmative vote of a majority of those present or represented, may at any meeting, amend or alter any of the bylaws; subject, however, to the right of the shareholders to change or repeal any bylaws made or amended by the directors.












































